October 18, 2007



Securities and Exchange Commission
450 5th Street N.W.
Washington, DC 20549

Attention:  Filing Desk

	RE:  Cytec Industries Inc. (CYT)

Dear Reader:

	As permitted by instruction 7 of Form 3, Form 4, and Form 5, I hereby authorize
  Roy Smith to sign and file on my behalf any Forms 3, 4 or 5 I am required to file with respect to the securities of Cytec Industries Inc. on or prior to
December 31, 2008.

	I acknowledge that Roy Smith is not assuming any of my responsibilities to comply with Section 16 of the Securities Exchange Act.

						Sincerely,



						Carol P. Lowe